POSTILION, INC. SUBSCRIPTION AND SERVICES AGREEMENT

Prepared for: American River Bank

$579003mm Total Assets

Customer No: 60013

This POSTILION, Inc. Subscription and Services Agreement including the incorporated Schedules ("Agreement") is effective as of the date of the last signature below ("Effective Date"), and is made by and between POSTILION, Inc. (including its subsidiaries and affiliates), a Florida corporation, having a place of business at 705 Westech Dr., Norcross, GA 30092 USA, ("POSTILION"), and the party designated below, on behalf of itself and its affiliates ("Affiliates") listed in Schedule C ("Subscriber" or "Client"). In consideration of the mutual covenants made and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, POSTILION and Subscriber hereby agree to the terms hereof.

The Agreement includes the following Schedules:

Schedule A:	POSTILION Subscription and Services Terms
Schedule B:	Subscribed Products, Professional Services, Maintenance/Support, and Fees
Schedule C:	Subscriber Affiliates, Designated Locations
Schedule D:	Third Party Software
Schedule E:	WebSight Terms and Conditions (Intentionally Omitted)
Schedule F:	Multi-Factor Authentication
Schedule G:	Mobile Banking Terms and Conditions (Intentionally Omitted)
Schedule H:	PFM Terms and Conditions (Intentionally Omitted)

NOTICES: All legal notices under this Agreement shall be deemed sufficiently given if delivered in person or when sent via internationally recognized air courier, fees pre-paid by sender, with a copy via facsimile, to the addresses below. Notices shall be deemed given at presentment, if in person, and three (3) business days after deposited with the courier.

For POSTILION:

POSTILION, Inc.
705 Westech Drive
Norcross, Georgia 30092 USA
Attn: General Counsel
cc: Legal Department

For Subscriber:

American River Bank
3100 Zinfandel Drive, Suite 450
Rancho Cordova, CA 95670
Attn: Kevin Bender
cc:

Billing Address:
1545 River Park Drive
Sacramento, CA 95815
Attn: Kevin Bender

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

POSTILION, INC.	SUBSCRIBER
Signature: [signature]	Signature: [signature]
Printed Name: Claire M. Betts	Printed Name: Kevin Bender
Title: Asst. Controller - S1 Corporation	Title: EVP CIO
Date: 12/16/08	Date: 12-9-08

THIS SUBSCRIPTION AND SERVICES AGREEMENT CONSTITUTES AN OFFER BY SUBSCRIBER UNTIL EXECUTED BY AN AUTHORIZED POSTILION REPRESENTATIVE.

Pricing provided herein expires, at the discretion of Postilion, Inc., if not executed within 30 days from receipt.

POSTILION, INC. SUBSCRIPTION AND SERVICES AGREEMENT

Schedule A

Subscription and Service Terms

1. DEFINITIONS

1.1 **Customer** A party to whom Subscriber provides services.

1.2 **Deliverables** Work product developed for Subscriber hereunder and owned by POSTILION. Unless agreed in writing otherwise by the parties, Subscriber's use of any Deliverable is subject to the Subscription restrictions set forth in Section 2 of this Agreement.

1.3 **Designated Location(s)** Installation site(s) set forth on **Schedule C** where Subscriber uses the Subscribed Products. If the Designated Location is owned or controlled by a third party, Subscriber shall ensure that the third party is bound by the terms of this Agreement, uses the Subscribed Products only for the benefit of the Subscriber as authorized under this Agreement, and assumes full responsibility for any violations of the terms and conditions of this Agreement committed or caused by such third party. Further, in such event, Subscriber releases POSTILION from liability for any failure of POSTILION to perform its obligations hereunder that is caused by any act or failure to act of such third party.

1.4 **Subscribed Products** Subscribed Programs, Third Party Software, and Documentation (including documentation for Education Services). "Subscribed Programs" include POSTILION's software modules including Updates, but exclude Third Party Software. "Documentation" refers to the on-line and printed materials provided to Subscriber by POSTILION related to the Subscribed Products and Third Party Services and may be identified as User Documentation and/or Reference Documentation. "Third Party Software" includes software programs and related documentation owned or developed by a third party as described herein solely for Subscriber's internal use in connection with the Subscribed Programs, and subject to the applicable additional terms and conditions, if any, as set forth in **Schedule D.** Third Party Software is only sublicensed by POSTILION in accordance with **Schedule D**; subsection Third Party Software License Grant. The terms and conditions of **Schedule D** shall supersede and control any conflicting provisions elsewhere in this Agreement.

1.5 **Updates** Subscribed Product releases that POSTILION provides generally to its Subscribers that have paid the applicable fees for the relevant period. Updates exclude software programs POSTILION designates as new products. A "Major Release" has substantial architectural changes and/or significant new functionality. A "Minor Release" has minimal architectural changes and/or minimal new functionality.

1.6 **Services** Subject to payment of the applicable fees, Services that may be provided by POSTILION, or by a third party designated by POSTILION, include: 1) Professional Services, i.e. standard implementation services and/or non-standard professional services related to enabling the operation of the Subscribed Programs or Deliverables, provided at POSTILION's then current rates and outlined in a written work order executed by the parties ("Work Order"), 2) Education Services as set forth herein or otherwise agreed upon by the parties and outlined in a Work Order, 3) Support Services as described in Section 7 below, and 4) Hosting Services, if applicable, as described in **Schedule A-1.** Additional terms and conditions applicable to POSTILION's performance of the Services described above are set forth in **Schedule A-2.**

1.6 **Subscription Fees** Fees for the Subscribed products as outlined in Schedule B.

2. GRANT OF SUBSCRIPTION

2.1 **Scope of Subscription** Subject to this Agreement, POSTILION grants Subscriber for itself and on behalf of its Affiliates, a non-exclusive, non-transferable (except as otherwise provided in this Agreement) Subscription (in object code or executable code form only) to use, publicly perform and display the Subscribed Products, excluding Third Party Software, listed on **Schedule B**, solely for Subscriber's internal use at the Designated Location(s) for and during the Term. Subscriber may change Designated Location(s), subject to POSTILION's prior approval, which shall not be unreasonably withheld. Subscriber may distribute relevant non-confidential portions of the User Documentation to Customers. Upon addition of software programs by written amendment to this Agreement, such new products shall be deemed Subscribed Products. If Subscriber or an Affiliate acquires another entity, such entity's use of Subscribed Products and any Deliverable is subject to written amendment of this Agreement and payment of applicable Subscription Fees. Subscriber will reproduce and include, without alteration, any proprietary notices that shall be linked with customized screens as required by POSTILION, including those displayed in an "About" page or the equivalent thereof. Subscriber acknowledges that the branding of the Subscribed Program screens does not create in Subscriber any right, title or interest in or to such screens. POSTILION reserves all rights in the Subscribed Products not expressly granted to Subscriber in this Agreement.

2.2 **Prohibited Actions** Subscriber will not, and will not permit any third party to: (i) distribute, provide a right to use or otherwise transfer the Subscribed Products; (ii) use, rent or lease the Subscribed Products to provide or allow the provision of services for third parties who are not Customers; (iii) modify or create derivative works of the Subscribed Products. Subscriber will not export or re-export the Subscribed Products outside the country of initial installation except as authorized by this Agreement and applicable regulations.

2.3 **Subscribed Programs Data Interface(s)** POSTILION will provide a standard interface ("Interface") between the Subscribed Programs and Subscriber's related third party data processing system(s) ("Subscriber System(s)") in accordance with this Section 2.3. All Interfaces Subscribed hereunder are identified on **Schedule B**. Subscriber is responsible, at Subscriber's sole expense, for providing to POSTILION all Subscriber System technical specifications and documentation, subject to third party confidentiality requirements, necessary to enable POSTILION to develop and support the Interfaces. Subject to Subscriber's payment of the applicable fees, in the event that Subscriber is required by a Subscriber System vendor to upgrade a Subscriber System to the vendor's most recent commercially available release, POSTILION shall, upon written notification from Subscriber, determine in POSTILION's sole discretion, whether such upgrade to the

Subscriber System materially affects the performance of the Subscribed Programs and the timeline for implementation of any modifications to the Interface. Any other changes to the Interface(s) or custom interface development requested by Subscriber are at POSTILION's sole option and subject to a Work Order and any applicable services, Subscription or other fees set forth therein. Subscriber must provide commercially reasonable notice, but in no event less than thirty (30) days, to POSTILION of any requested changes to the Interface.

2.4 **Customization.** POSTILION may, in its sole discretion, provide customization to the Subscribed Programs, at the request of Subscriber. Customizations, provided on a time and materials basis, to the Subscribed Programs will be outlined in a Work Order and will be subject to applicable Subscription and support fees.

3. PROPRIETARY RIGHTS

3.1 **Intellectual Property Rights** The Subscribed Products include patents, copyrights, software rights and database rights and trade secrets of POSTILION and its suppliers. The Subscription granted does not give Subscriber any right, title or interest therein other than the Subscription expressly granted. Except as authorized by law, Subscriber shall not, and shall not permit any third party to, disassemble, decompile or reverse engineer the Subscribed Products. Subscriber shall not remove, obliterate, and/or alter (via any means) the content or presentation of any proprietary notice except as authorized by this Agreement. POSTILION will retain ownership of its proprietary information and data.

3.2 **Infringement** Subscriber will promptly notify POSTILION if Subscriber learns of a violation of any POSTILION intellectual property right. POSTILION may, but will not be obligated to, prosecute such violation at its expense and to retain the full amount of any sums recovered as damages. Subscriber will provide POSTILION with reasonable cooperation in any such action at POSTILION's expense.

4. IMPLEMENTATION SERVICES If applicable, implementation services shall be provided by POSTILION or POSTILION's designee and outlined in a Work Order. In that event, Subscriber shall designate one or more technical representatives to be available during implementation of the Subscribed Products.

5. EDUCATION SERVICES POSTILION shall provide POSTILION's standard Education Services for the Subscribed Programs, as further described in **Schedule B**, subject to payment of the applicable fees as set forth in **Schedule B**. Any non-standard Education Services, including on-site visits by POSTILION personnel, shall be subject to additional fees and agreed to by the parties and outlined in a Work Order, Schedule or amendment hereto.

6. THIRD PARTY SERVICES Subject to Subscriber's payment of the applicable fees, Subscriber may use the Subscribed Programs in combination with the "Third Party Services" purchased by Subscriber on a pass-through basis through POSTILION as described herein. If Subscriber opts to purchase Third Party Services, such fees shall be set forth in **Schedule B** and POSTILION may pass through to Subscriber any increases, additions to or modifications in the fees charged to POSTILION for such services. Subscriber shall be responsible for all telecommunication line charges related to Subscriber's use of the Third Party Services. All Third Party Services provided by POSTILION hereunder shall be provided in substantial conformance in all material respects with the applicable Documentation. Subscriber may use the Subscribed Products for the purpose of supporting internet-based bill payment services and/or bill presentment services in conjunction with third-party providers with whom POSTILION has a current Interface. Internet-based Account Aggregation Services are available subject to the additional terms set forth in **Schedule E**.

7. SUPPORT SERVICES Subject to Subscriber's payment of the applicable fees, POSTILION shall provide Support Services in accordance with this Section 7. POSTILION's support obligations are further described in the Support Guide, as amended by POSTILION from time to time. POSTILION shall use reasonable diligence to correct verifiable and reproducible failures of the Subscribed Programs to substantially conform in all material respects to the applicable documentation ("Errors"). POSTILION has no obligation for Errors resulting from Subscriber's misuse, damage, or combination of the Subscribed Programs with any hardware or software not supplied or expressly identified as compatible by POSTILION. POSTILION's Support Services with regard to any Third Party Software are further described in the applicable Documentation. Subscriber shall also be eligible to receive Updates as they are released by POSTILION generally to its other Subscribers. Subscriber must maintain a "Current Version" of the Subscribed Programs and be current in its payments of applicable support fees to be eligible for Support Services. A Current Version is defined as the most current generally available release of the Subscribed Program and the immediately preceding release. If the current release is a Major Release, POSTILION will provide Support Services for the immediately preceding release for twelve (12) months from the date the current release is generally available. If the current release is a Minor Release, POSTILION will provide Support Services for the immediately preceding release for (six) 6 months from the date the current release is generally available.

8. SOURCE CODE ESCROW POSTILION has entered into a software source code escrow agreement whereby POSTILION is obligated to provide the escrow agent with a copy of the current version of the source code for the Subscribed Programs (the "Source Code"). Upon the occurrence of certain events as described in such escrow agreement, Subscriber may request the escrow agent to release to Subscriber a copy of the Source Code. Subscriber shall have upon such delivery without the necessity of further action a paid-up, non-exclusive, non-transferable Subscription to use the Source Code solely for the purpose of maintaining the Subscribed Programs'

functionality as of the time Subscriber receives such Source Code. Subscriber's Subscription to the Source Code shall be governed by the terms of this Agreement. The Source Code is Confidential Information as defined in Section 15 in this Agreement.

9. **PAYMENTS** Invoices are due and payable upon receipt. Subscription fees and other related fees are outlined in **Schedule B** and are non-refundable. Subscriber will pay all Service fees, and related travel and other reasonable out-of-pocket expenses incurred by POSTILION. Fees for products and services not listed in **Schedule B** are at POSTILION's standard rates or as otherwise set forth in an applicable Schedule or Work Order. Fees and expenses are exclusive of Federal, state or local, import, usage, value-added, withholding or other governmental taxes, duties, fees, excises or tariffs ("taxes"). Subscriber is responsible for and will reimburse POSTILION for all such taxes. Amounts not paid within 30 days of receipt are subject to an additional fee of 1.5% per month or the maximum allowed under applicable law. All invoices are designated and payment is due in US Dollars.

10. **RECORD KEEPING AND AUDIT RIGHTS** During the term of the Agreement and for three years after any termination, Subscriber's business records relating to Subscriber's use of the Subscribed Products may be examined on reasonable notice during normal business hours by POSTILION. Subscriber will immediately reimburse POSTILION for any delinquent fees and late fees. If Subscriber's payments are less than 95% of the fees due as determined by the audit, the cost of the audit shall be borne by Subscriber. Such examinations shall not be conducted more than once in any calendar year.

11. INTELLECTUAL PROPERTY CLAIMS

11.1 POSTILION will defend Subscriber against a claim that the Subscribed Products infringe a patent or copyright enforceable in the United States and owned by an unaffiliated third party, and pay any judgment or settlement relating to such claim. POSTILION shall have no obligation to Subscriber to the extent such claim is caused by Subscriber's (i) modification of the Subscribed Products, (ii) failure to use the Current Version or other corrections or enhancements made available to Subscriber, (iii) use of the Subscribed Products in combination with any product or information not supplied by POSTILION, or (iv) requirements as implemented by POSTILION.

11.2 If an injunction is issued against the use of the Subscribed Product by Subscriber due to a covered infringement, or if in POSTILION's judgment any Subscribed Product is likely to become the subject of a successful claim of infringement, POSTILION may at its option and expense: (i) procure for Subscriber the right to use the Subscribed Product as provided in this Agreement, (ii) replace or modify the Subscribed Product so it becomes non-infringing, or if options (i) and (ii) are not available despite POSTILION's commercially reasonable efforts, (iii) terminate the Subscriptions granted hereunder, accept the return of all copies of the Subscribed Product in Subscriber's possession and refund to Subscriber an amount equal to the depreciated Subscription Fee paid by Subscriber calculated over a three year life. The remedies under this Section 11 are Subscriber's sole and exclusive remedy in the event of any infringement of third party rights by the Subscribed Product or other materials or services furnished by POSTILION or the use thereof by Subscriber or Customers.

11.3 The foregoing obligations are subject to Subscriber (i) giving POSTILION prompt written notice of any claim for which defense is sought; (ii) giving POSTILION sole control and conduct of the defense of the claim; and (iii) fully cooperating in the defense or settlement of any such claim.

12. TERMINATION

12.1 **Termination for Cause** Upon written notice, either party may terminate this Agreement or a Schedule if the other party materially breaches this Agreement or the Schedule and has not cured that breach within 30 days after receipt of notice thereof. In the event of termination pursuant to this section, all payments for Services rendered shall become immediately due and payable.

12.2 **General Obligations** On Agreement termination, Subscriber shall discontinue use of the Subscribed Products and return all Subscribed Products and any and all other Confidential Information to POSTILION, or, at POSTILION's option, destroy such materials, including all copies or partial copies thereof.

12.3 **Termination of Subscription** Either party may terminate this Subscription after the Initial Term listed in **Schedule B** by providing written notice ninety (90) days prior to the next renewal term.

13. WARRANTIES AND DISCLAIMER

13.1 POSTILION warrants to Subscriber for period of ninety days from delivery of the Subscribed Products, the Subscribed Products will perform in substantial conformance with the applicable Documentation. Subscriber's exclusive remedy in the event of a warranty claim, is that POSTILION will: 1) use reasonable commercial efforts to repair or replace the affected portion of the Subscribed Products, or 2) provide a work around solution that is substantially similar in all material functional respects to the Subscribed Products, or 3) if POSTILION determines that none of the foregoing remedies are reasonably available, Subscriber will return the non-conforming Subscribed Products and POSTILION will refund Subscription Fees paid for the returned Subscribed Products.

13.2 Subscriber represents and warrants that it has the corporate power and authority to bind each Affiliate to the terms and conditions of this Agreement. Subscriber shall be jointly and severally liable for the liabilities of any Affiliate arising under or related to this Agreement.

13.3 EXCEPT FOR THE EXPRESS WARRANTIES IN SECTION 13.1 and 13.2, POSTILION EXPRESSLY DISCLAIMS, AND SUBSCRIBER WAIVES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS. POSTILION DOES NOT WARRANT THAT THE SUBSCRIBED PRODUCTS WILL MEET REGULATORY, SUBSCRIBER OR CUSTOMER REQUIREMENTS, SUBSCRIBER OR THAT USE THEREOF WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ALL PROGRAM ERRORS WILL BE CORRECTED.

14. LIMITATION OF LIABILITY

14.1 **Limitations and Exclusions** NEITHER POSTILION NOR ITS THIRD PARTY SUPPLIERS WILL BE LIABLE TO SUBSCRIBER OR ANY OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND (INCLUDING LOST REVENUES OR PROFITS, LOSS OF BUSINESS OR LOSS OF DATA OR ITS USE), WHETHER IN CONTRACT, TORT OR OTHERWISE, AND REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In addition, neither POSTILION nor its third party suppliers will be liable for (i) any damages or expenses incurred by Subscriber to the extent caused by Subscriber's negligence or willful act or omission, or (ii) processing or other errors or delays due to inaccurate or incomplete information provided to POSTILION or POSTILION's suppliers.

14.2 **Maximum Liability** EXCEPT FOR DIRECT DAMAGES ARISING OUT OF BREACH OF CONFIDENTIALITY, PERSONAL INJURY OR DEATH, OR DAMAGE TO REAL OR TANGIBLE PERSONAL PROPERTY, POSTILION'S TOTAL LIABILITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL NOT EXCEED THE TOTAL FEES ACTUALLY PAID TO POSTILION UNDER THIS AGREEMENT WITH RESPECT TO THE COMPONENT OR SERVICE GIVING RISE TO THE CLAIM DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE ON WHICH THE CLAIM AROSE.

15. CONFIDENTIALITY

15.1 Each party may gain access to confidential information belonging to the other party, its Affiliates and Customers, including but not limited to, (i) the Subscribed Products and other computer software, and (ii) business, financial and technological information (collectively, "Confidential Information"), which Confidential Information constitutes and shall constitute valuable assets and trade secrets. When a party ("Receiving Party") receives Confidential Information from the other party ("Owning Party") the Receiving Party shall, both during and after the term of this Agreement, (i) not disclose Confidential Information received except to the Receiving Party's employees and Affiliates on a need-to-know basis, and as authorized under this Agreement, and (ii) not make use of any Confidential Information received for its own purposes or for the benefit of any third party except as authorized by this Agreement. The parties' duty regarding Confidential Information shall not apply when disclosure is made pursuant to any law or regulation, or the order or request of a court or agency, provided in the event of a "request" for such Confidential Information by a court or agency, the Disclosing Party has obtained the written consent of the court or agency to maintain the confidentiality of such Confidential Information.

15.2 **Identification and Nondisclosure** Confidential Information will be properly identified on reproductions to third parties, and shall be safeguarded and used only in accordance with this Agreement. Each party covenants not to divulge Confidential Information without obtaining a nondisclosure agreement from any recipient, wherein such party undertakes to handle Confidential Information pursuant to terms and conditions of the scope specified in Section 15.1 of this Agreement.

15.3 **Exceptions** These Section 15 obligations will not apply to information that (i) is in the public domain, (ii) comes into the public domain through no fault of the Receiving Party; (iii) is already known without restriction by the Receiving Party at the time of receipt; (iv) is available to the Receiving Party from a third party not under an obligation of confidence with respect to such information; (v) is known or developed independently of the disclosure by the Owning Party; or (vi) is required to be disclosed by a government agency, by court order, or by law.

15.4 **Return of Proprietary Information; Survival Upon Termination** On Agreement termination, or on Owning Party's demand, Receiving Party will promptly return all Owning Party Confidential Information, or certify to Owning Party that all such Confidential Information has been destroyed. The obligations of confidentiality set forth in this Section 15 shall survive Agreement termination.

15.5 **Gramm-Leach Bliley Act** The applicable provisions of the Gramm-Leach Bliley Act (15 USC §§ 6801-6810) will apply to the use and disclosure of information hereunder.

16. GOVERNMENTAL EXAMINATIONS

16.1 **Cooperation** The parties are subject to examination and audit by government and quasi-government agencies. Subscriber acknowledges that certain federal and state agencies may require access to facilities of Subscriber to audit the performance of the services by Subscriber through use of the Subscribed Products pursuant to this Agreement or the nature of certain transactions conducted by Subscriber, and Subscriber will cooperate with respect to all such governmental audits. Unless prohibited by valid order, each party will promptly notify the other of any formal request by a governmental agency to examine records pertaining to the other party or its customers. Each party authorizes the other to fully cooperate with any such examination, and such cooperation will not be a breach of this Agreement.

16.2 **Bank Service Company Act** POSTILION is subject to periodic examination by the United States Federal Banking Regulators pursuant to Section 1867(c)(1) of the Bank Service Company Act.

17. **NON-SOLICITATION** During the existence of this Agreement, and for six (6) months thereafter, Subscriber shall refrain from directly soliciting for employment any of the employees or contractors of POSTILION.

18. **DISPUTE RESOLUTION** Except as provided below, no civil action with respect to any dispute, controversy or claim arising out of or relating to this Agreement may be commenced until the parties have attempted and failed to resolve the dispute in accordance with the following procedures. A party raising a dispute will provide the other party written notification describing the factual basis for the dispute. The parties shall attempt in good faith to resolve the dispute by negotiations between senior executives who have authority to settle the matter. All negotiations are confidential and shall be treated as compromise and settlement negotiations under the United States Federal Rules of Evidence. If the parties have failed to resolve the dispute within 30 days after the date of notification, the parties shall jointly select a qualified and impartial mediator and attempt in good faith to resolve the matter through mediation within 60 days after the date of notification. Nothing in the foregoing shall limit either party from applying to a court of competent jurisdiction for interim measures including injunctions, attachments and conservation orders in appropriate circumstances, which measures the parties agree may be immediately enforced by court order, and the parties agree that seeking and obtaining such measures shall not waive the right to negotiation and mediation.

19. **MISCELLANEOUS** No amendment or modification of this Agreement shall be valid unless in writing and duly executed by both parties. Neither this Agreement nor any rights hereunder are assignable by Subscriber, whether by merger, acquisition, sale of assets, operation of law, or otherwise, without the prior written consent of POSTILION, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement will be governed by the laws of Delaware, exclusive of any choice of law rules. Any action hereunder shall be brought exclusively in the Georgia state or Federal Courts of the Northern District of Georgia, Atlanta Division. The UN Convention on the International Sale of Goods shall not apply. The parties acknowledge that each has participated equally in the negotiation and drafting of this Agreement. The parties are independent contractors and nothing herein shall be deemed to create a partnership or joint venture. This Agreement, including all Schedules, is the entire agreement between the parties, with respect to the Subscribed Products, Services and related matters herein, supersedes all prior representations and communications and may only be modified by a signed written instrument. To the extent that provision set forth in any other Schedule conflicts with a provision of this **Schedule A**, the conflicting provision of the other Schedule shall supersede and control. The provisions of this Agreement, which, by their nature, are intended to survive termination or expiration hereof, shall so survive. Neither party shall be liable to the other for any loss or damage due to delay or failure to perform due to any event outside of the respective party's reasonable control. This Agreement is entered into for the sole benefit of the parties hereto, and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder. No delay or failure in exercising any right or privilege will be construed as a waiver of any default. No waiver shall be valid against a party unless written and signed by the party against whom enforcement is sought. This Agreement is expressly declared to be severable. Those provisions, which by their terms and sense are intended to survive the termination of this Agreement, shall so survive.

SCHEDULE A – 1
HOSTING SERVICES

1. GENERAL

1.1 Hosting Services Subject to Subscriber's payment of the applicable fees (set forth in **Schedule B**), POSTILION will provide Subscriber, on a non-exclusive basis, the Hosting Services through which Subscriber and Subscriber's Customers shall use the Subscribed Programs as hosted in the POSTILION Data Center.

1.2 Service Description. Hosting Services include the following:

(a) Operations. POSTILION will operate and provide on a day-to-day basis and in accordance with standard industry practices, hosting of the Subscribed Programs, and management of the hardware and equipment included in the Data Center for Subscriber's non-exclusive use during the term of this Schedule. POSTILION will provide facilities management services of the Data Center including power, HVAC, asset control, physical security, and emergency power.

(b) Batch Processing. Production batch processing jobs of Subscriber's properly formatted batch files, including, e.g. data base extract, file send, file receive, and data base update jobs, in accordance with mutually agreed batch schedule transfers. Batch processing is limited to 1 job cycle per day governed by federal bank holidays. Real-Time processing is available if Subscriber has Subscribed and paid for the appropriate Real-Time Interface from POSTILION.

(c) Data Backup. Maintaining, updating and executing commercially reasonable data file back-up procedures.

(d) Data Network Management, Planning and Monitoring. Data network (from point of Subscriber's telecommunication connection at the POSTILION Data Center) management, planning, and monitoring, including (i) maintaining network control, monitoring, and reporting; and (ii) managing and coordinating third party vendors that provide network services.

(e) Capacity Management. Capacity management services, including server resources, disk and data network.

(f) Performance Management. Daily monitoring and monthly reporting to Subscriber of performance statistics for availability, response time, and batch cycle duration.

(g) Updates. For Minor Releases for standard Subscribed Programs, POSTILION will apply commercially available updates and patches to the Data Center equipment subject to prior notification of Subscriber and accordance with POSTILION's Change Management Policy, as such policy is amended from time to time. Subject to Subscriber's payment of the applicable fees, for Major Releases of standard Subscribed Programs, related Services and Work Product, POSTILION will apply commercially available Updates to the Data Center equipment subject to prior notification of Subscriber and accordance with POSTILION's Change Management Policy, as such policy is amended from time to time.

(h) Security Monitoring. Monitoring and reporting to Subscriber of attempted unauthorized access. In the event that POSTILION reasonably believes that any Subscriber Customer data has been disclosed to an unauthorized person as a result of a penetration or other compromise of Data Center security, POSTILION will use commercially reasonable efforts to immediately notify Subscriber, in accordance with POSTILION's then-current Information Security Policy, of the existence and extent (if known) of such disclosure; however POSTILION may delay such notification to the extent notification may impede any related criminal investigation. In addition, POSTILION will generally inform Subscriber of the efforts made to address such disclosure, provided that POSTILION shall not be required to inform Subscriber of any such efforts to the extent that doing so would, in POSTILION's reasonable judgment, compromise the security of the Data Center. Subscriber has sole responsibility for reporting any notifications received hereunder to Subscriber's Customers in accordance with applicable law.

1.3 Communication Link-Ups and Frame Relay Services POSTILION will obtain the communications equipment and lines necessary to use the Hosting Services by Subscriber and its Customers. Subscriber is responsible for all costs associated with the purchase, installation and maintenance of such communication equipment and lines used in conjunction with the Hosting Services.

1.4 Security Architecture POSTILION is responsible for security of the Data Center including, but not limited to, servers, routers, firewalls, switches, circuits, and related software, and has deployed various types of defense against unauthorized access to the Data Center. Subscriber-owned equipment that is connected to any POSTILION-maintained device (e.g., border router, firewall) must comply with current POSTILION requirements and standards, the current version of which are available upon request. POSTILION will provide reasonable notice to Subscriber of any change to the requirements or standards. Any anticipated changes to Subscriber's environment that may affect the Hosting Services must be submitted in writing to POSTILION for POSTILION's review and approval at least one week prior to Subscriber's scheduled implementation. If Subscriber modifies its equipment or software configurations that result in any interruption of the Hosting Services, all diagnostic and repair time conducted by POSTILION to restore connectivity will be billed to Subscriber at POSTILION's then-current rates. Upon Subscriber's written request, POSTILION will provide Subscriber with a copy of the most recent independent security audit report (SAS 70) of POSTILION's operations, provided that such SAS 70 report shall be treated as POSTILION's Proprietary Information.

1.5 Limitation on use of Hosting Services Subscriber acknowledges and agrees that Subscriber may use the Hosting Services only for its internal operations and for providing services to its Customers. Subscriber shall not offer or utilize the Hosting Services for any third party, including, but not limited to, any downstream correspondents, except as permitted by this Agreement. Subscriber shall not have the right to use the Hosting Services to provide services to third parties.

2. **OWNERSHIP OF DATA AND OPERATING SYSTEM** As between POSTILION and Subscriber, Subscriber owns all data transmitted to POSTILION under this Agreement by Subscriber or its Customers. POSTILION may keep records of such data to comply with applicable laws and regulations and for its business records, subject to its duties regarding Confidential Information. All production systems, programs, operating instructions, and other documentation prepared and/or provided by POSTILION to Subscriber shall be and remain POSTILION's property.

3. **SUBSCRIBER REQUIREMENTS** Prior to implementation of the Subscribed Products in the Data Center, Subscriber must provide at its sole cost and have ready (fully assembled, functional and available) the hardware, software and equipment as described in the applicable Documentation, and Subscriber shall ensure that at least two Subscriber employees have received the applicable training with respect to the Subscribed Products, if any, set forth in the Documentation. Failure to comply with the preceding pre-installation requirements may cause Subscriber to lose Subscriber's scheduled installation date such that rescheduling of Subscriber's installation shall be at the sole discretion of POSTILION: Throughout the term of this Agreement Subscriber shall ensure that at all times two Subscriber employees have completed the training as set forth in the applicable Documentation with respect to the Subscribed Products, if any. Any Services provided by POSTILION to Subscriber as a result of Subscriber's failure to meet these Subscriber Requirements are chargeable by POSTILION at POSTILION's standard applicable time and materials rates.

4. **DISASTER RECOVERY PLAN** POSTILION will maintain off-site disaster recovery capabilities designed to enable POSTILION's Data Center to recover substantial operational functionality from a designated disaster within seventy-two (72) hours, including maintaining either an alternate mirrored site or daily backups, as appropriate. POSTILION will at all times maintain a disaster recovery plan with respect to post-disaster recovery of (i) the Data Center and (ii) other POSTILION operations which POSTILION considers critical to Subscriber's continued use of the Subscribed Programs. POSTILION shall test its disaster recovery capabilities no less frequently than annually and, upon Subscriber's written request, will provide Subscriber with a summary of such disaster recovery plan and/or the results of the most recent testing pursuant to such plan. Additional Disaster Recovery Services are available from POSTILION pursuant to a Work Order and Subscriber's payment of the applicable fees set forth therein.

5. **TERM** This Hosting Services Schedule shall have an initial term of three (3) years from the Effective Date of the Agreement ("Initial Term") and shall automatically renew thereafter for successive one-year terms ("Renewal Term") unless either party provides the other written notification of its intention not to renew this Schedule at least ninety (90) days prior to any renewal date.

Schedule B – Fee Schedule

The pricing shown below in this Schedule B is valid for thirty (30) days after the date in the footer (or lower margin of the page of this Agreement) and is subject to change thereafter unless accepted as shown by Subscriber's authorized signature on the Agreement and such Agreement is received by POSTILION in its entirety within such thirty (30) day period.

Subscribed Programs	Monthly Subscription Fee (See Note Below)	Minimum Monthly Fee (See Note Below)	Implementation/Services Fee
S1 IBS Retail Banking Subscription Fees Hosted (JH Core Director) (see Below)	$ 3,500.00	$ 3,500.00	n/a
S1 IBS Cash Management Subscription Fees Hosted (JH Core Director) (see Below)	$ 3,900.00	$ 3,900.00	n/a
Modules			
Check Order Module	$ -	$ -	n/a
Check Image Module	$ -	$ -	n/a
Services			
AIM Marketing Services	$ 41.67	$ 41.67	n/a
Third Party Services			
ORCC Bill Payment	see below	see below	n/a
Intuit Webconnect - Quicken & Quickbooks	$ 65.09	$ 65.09	n/a
Multi-Factor Authentication Monthly Fees	see below	$ 100.00	
Totals			
Sub Total (not including Subscription Fees for IBS Hosted (see below)	$ 106.76	$ 7,606.76	$ -
Tax (to be calculated as applicable)			
Total (not including Subscrip. Fees for IBS Hosted see below	**$ 106.76**	**$ 7,606.76**	**$ -**

The total Subscription Fees set forth in the chart above, with the exception of AIM Marketing Services, and the IBS Subscription Fees – Hosted, which include fees for Hosting Services (see below) and Annual Support Services are due and payable monthly starting on the month following the execution date of this Agreement. The total Implementation/Services fees are due within 30 days upon the execution date of this agreement. Fees may increase by no more than 5% following the initial term of 3 years. Subscribed Products, hardware, software and/or equipment are shipped ex works POSTILION's facility. Subscriber shall bear the risk of loss for all shipment of Subscribed Products hardware, software and/or equipment upon shipment from POSTILION's facility.

The parties hereby agree that the Fees provided above for the Subscribed Programs and Modules shall be fixed during the Initial Term ("Fixed Fee") in accordance with the following:

(i) Fixed Fee shall not apply if Subscriber is acquired or acquires another entity. If such merger or acquisition occurs then the parties will negotiate new fees. There will be no fee adjustment in the event of an acquisition if the acquisition does not increase the Client's assets or users by more than 25%.

(ii) Subscriber will need to participate in Postilion's Affinity Integrated Marketing Program ("AIM") and take part in 2 out of 3 associated campaigns.

(iii) Fixed Fee shall not apply to any third party applications/services provided under this Agreement.

The total Third Party Software Fee is due and payable upon the execution of this Agreement.

The AIM Marketing Services are a requirement of the fixed rate monthly IBS Retail and Cash Management fees shown above. Subscriber is required to participate in two (2) of the seasonal marketing campaigns within a twelve (12) month period. The minimum monthly fee for the AIM Marketing Services will be waived for a period of twelve (12) months, following which the fees set forth in the chart above shall be due and payable on a monthly basis.

Predecessor Agreement: Subscriber has previously entered into an agreement for the Subscribed Programs with POSTILION under a predecessor agreement, namely the Internet Banking System Licensing Agreement (Data Center) with an effective date of 7-31-2000 (the "Predecessor Agreement"). Upon the execution of this Agreement, the terms and conditions of this Agreement replace in their entirety the

terms and conditions of the Predecessor Agreement. Upon the execution of this agreement, the Predecessor Agreement shall then terminate by mutual agreement of the parties, subject to the ongoing obligations of any surviving provisions as set forth therein.

WebConnect:
The Monthly Subscription Fee indicated above for WebConnect is one-twelfth of the fee due annually in advance for third party annual support. Client understands that WebConnect module for Quickbooks shown above is subject to annual renewal at such times as the next year version of this module is generally made available to POSTILION ("Annual Release"). The date of the Annual Release for WebConnect for Quickbooks may vary from year to year. Unless either party provides the other written notification at least 30 days prior to the next Annual Release of its intention to discontinue the applicable WebConnect module as described herein, additional fees will apply in accordance with Section 6 of Schedule A of this Agreement set forth above. Discontinuance of any WebConnect module for Quicken or Quickbooks, as applicable, by way of notification to POSTILION or automatically for non-payment of annual fees to POSTILION for each Annual Release, will result in loss of license and support for all versions of the applicable WebConnect module(s). Subscriber acknowledges and understands that if Subscriber has at any time assets equal to, or in excess of, three billion dollars, the subscription granted herein will no longer be valid, and Subscriber will need to contract directly with the third party provider for Webconnect Quicken and Quickbooks, as the case may be, wherein such third party provider will charge additional fees for Webconnect Quicken and Quickbooks, as the case may be. Subscriber further acknowledges and understands that the third party provider may impose upon POSTILION additional thresholds which may trigger the cessation of the subscription granted herein and require Subscriber to contract directly with the third party provider (e.g., combined deposits of Subscriber and its holding company, if any, of two billion dollars or asset size measured at the holding company level to determine if Subscriber exceeds the three billion dollar threshold). POSTILION fees related to support/maintenance as provided by POSTILION will still apply.

NOTE: For a Subscriber that elects Hosting Services, Support Services are included in the Subscription Fees, although support services and Support Fees for Third Party Products and Third Party Services may run on a separate annual cycle and billed accordingly. For a Subscriber that elects an on premise solution, Support Services are included in the Subscription Fee. The Initial Term (for subscription and support) shall begin upon the Effective Date of this Agreement and continue for a period of three (3) years ("Initial Term"), following which the term shall automatically renew for successive one-year renewal terms ("Renewal Term") unless either party provides the other written notification no less than ninety (90) days prior to the commencement of any Renewal Term of its intention to discontinue Services as described herein.

If Subscriber terminates the Agreement without cause at any time during the Initial Term of this Agreement, in addition to other remedies available to POSTILION pursuant to this Agreement and the fees for Implementation/Services, Subscriber shall pay POSTILION an early termination fee equal to the total remaining Monthly Subscription Fees and POSTILION Services Fees, including POSTILION Hosting Fees, payable to POSTILION throughout the entire Initial Term, which will be either the greater of all fees due under this Agreement or the fees as determined by averaging the fees that would be due and payable (using the Minimum Monthly Fee if no fees have been paid as of such termination date) to POSTILION hereunder over the three complete calendar months immediately preceding the effective date of such termination and multiplying such average times the months, or partial months remaining in the Initial Term.

POSTILION Services Fees

POSTILION Hosting Fees (IBS):
Hosting Fees are calculated and invoiced on a monthly basis. The minimum monthly Hosting Fee for POSTILION IBS Retail is $3,500.00, and POSTILION IBS Cash Management is $3,900.00.

Third Party Services Fees

Bill Payment Services:

ORCC
Subscriber Initial Set-up and Monthly Transaction Fees:

Initial Set-Up	Per Transaction Fee
n/a	$0.50

Item	Fee
ORCC Decommission	$200.00
Manual Inquiry Claim	$15.00 per Claim
ORCC Dimension	$125.00 per month/2 IDs
Monthly Minimum/Holding Company (see Fee Schedule above)	n/a
Stop Payment	$10.00 each
Check Re-Issue	$10.00/item
FI NSF Fee	$50.00 each
Check Re-credit	$1.00/item
Photocopy	$5.00/item
ACH Settlement	Free
Wire Settlement	$10.00 each
Overnight Mail	$18.00/envelope

Monthly Fees (Transaction and Maintenance) are due and payable in advance commencing upon the earlier of completion of Initial Set-Up, or the availability of the online bill payment services in Subscriber's production environment.

POSTILION will not be responsible for any NSF related fees.

Two-Factor Authentication Services:

TFA Term: The parties agree that the initial TFA Term shall begin upon the Effective Date of this Agreement and continue for a period of three (3) years from the effective date of this agreement, following which the term shall automatically renew for successive one-year renewal terms ("Renewal TFA Term") unless either party provides the other written notification no less than ninety (90) days prior to the commencement of any Renewal Term of its intention to discontinue Services as described herein.

Enrollment Fee: N/A
Subscription Fees:

(i)Monthly Fee: Monthly User Fees in the table below are due and payable net 30 days from date of invoice and these fees are in addition to the Annual User Fee set forth immediately below. A new Monthly Fee will become applicable once Client's Users for any given month reach the User threshold in a new Volume Tier (e.g., the monthly fee changes from $100.00 per month to $200.00 per month when a Client's Users reach the 5,001 User threshold in a given month).

User Volume Tiers	Monthly Fee
Up to 5,000 Users	$100.00 per month
5001 Users and greater	$200.00 per month

(ii) Annual User Fee: $1.00 per User per year which will be invoiced on a monthly basis ($0.0833 per User per month); the parties agree that while this fee is invoiced monthly, the $1.00 annual fee is incurred once Client's customer becomes a User.

Schedule C – Subscriber Affiliates, Designated Locations

SUBSCRIBER AFFILIATES

NONE

DESIGNATED LOCATIONS

Postilion Data Center

Schedule D – Third Party Software

THIRD PARTY SOFTWARE LICENSE GRANT - Subject to this Agreement, but notwithstanding the grant of subscription contained in Section 2 of **Schedule A** of this Agreement, Licensor grants **American River Bank** (for purposes of this Schedule D "Licensee") for itself and on behalf of its Affiliates, a non-exclusive, non-transferable (except as otherwise provided in this Agreement) license (in object code or executable code form only) to use, publicly perform and display the Third Party Software listed on **Schedule B**, solely for Licensee's internal use at the Designated Location(s). Licensee may change Designated Location(s), subject to Licensor's prior approval, which shall not be unreasonably withheld. Licensee may distribute relevant non-confidential portions of the User Documentation to Customers. If Licensee or an Affiliate acquires another entity, such entity's use of the Third Party Software and any Deliverable is subject to written amendment of this Agreement and payment of applicable License Fees. Licensor reserves all rights in the Third Party Software not expressly granted to Licensee in this Agreement. **Prohibited Actions** Licensee will not, and will not permit any third party to: (i) distribute, license or otherwise transfer the Third Party Software; (ii) use, rent or lease the Third Party Software to provide or allow the provision of services for third parties who are not Customers; (iii) modify or create derivative works of the Third Party Software. Licensee will not export or re-export the Third Party Software outside the country of initial installation except as authorized by this Agreement and applicable regulations.

Subscriber is subject to the applicable terms and conditions of Third Party Software providers.

SCHEDULE D - 1

IF YOU LICENSE MICROSOFT PRODUCTS THROUGH POSTILION, YOU AGREE TO BE BOUND BY THE TERMS OF THIS END USER SUBSCRIPTION AGREEMENT ("EULA").

The Product may contain the following software:

"Server Software" provides services or functionality on your server (your computers capable of running the Server Software are "Servers");

"Client Software" allows an electronic device ("Device") to access or utilize the Server Software.

1. **GRANT OFLICENSE.** POSTILION grants you the following rights provided you comply with all terms and conditions of this EULA:

   a. ***Server Software.*** You may install one copy of the Server Software on a single Server. If the Server has more than one processor, you must obtain a separate License for each processor on that Server. You may use the Server Software only with that number of processors for which you are properly Licensed, as set forth above. You may install and use additional copies of the Server Software on additional Servers, and/or use the Server Software with additional processors, provided the total number of processors with which the Server Software is used does not exceed the number of "Licenses" specified above. If a number of "Licenses" is not indicated above, then you are Licensed to use one copy of the Server Software with one processor. You may use the Management Tools, Books-Online, and Development Tools components of Microsoft SQL Server (collectively "Tools") solely for internal use in conjunction with your Server Software. ***SQL Server, Enterprise Edition.*** If you have acquired the Enterprise Edition of the Server Software, you may also install any number of instances of the Server Software on the Server for use by any processor for which you have acquired a Subscription. An "instance" shall mean a running copy of the Server Software.

   b. ***Client Software.*** You may install and use the Client Software (SQL Server Personal Edition) on any number of internal Devices so long as it is being used only in conjunction with the Server Software.

   c. ***SQL Server 2000 Device Access.*** Any number of Devices may use or access the services of a Server running the Server Software so long as you have acquired a valid Subscription for each processor running the Server Software.

   e. ***Reservation of Rights.*** POSTILION and Microsoft reserve all rights not expressly granted to you in this EULA.

   f. ***Benchmark Testing.*** You may not disclose the results of any benchmark test of either the Server Software or Client Software to any third party without Microsoft's prior written approval.

   g. ***Downgrades.*** Instead of installing and using the Server Software, you may install and use one copy of an earlier version of the Server Software on a single Server, provided that you completely remove such earlier version and install the original Server Software within a reasonable time. Your use of such earlier version shall be governed by this EULA, and your rights to use such earlier version shall terminate when you install the original Server Software.

2. **INSTALLATION OF SERVER SOFTWARE ON PASSIVE FAIL-OVER SERVER.** If the Server Software is used in a clustered environment, you may use the Server Software on a temporary basis on a Server that is employed only for fail-over support (the "Passive Server") so long as the number of processors on the Passive Server does not exceed the number of processors on your primary active Server.

3. **NO RENTAL/NO COMMERCIAL HOSTING.** You may not rent, lease, lend, or provide commercial hosting services with the Product.

4. **ADDITIONAL SOFTWARE/COMPONENT SUBSCRIPTIONS.** This EULA applies to updates or supplements to the original Product provided by POSTILION or Microsoft, unless POSTILION or Microsoft provides other terms along with the update or supplement. The Product may contain certain components (each, a "Component") that included a separate end user Subscription agreement (a "Component Agreement"). The terms of any Component Agreement are herein incorporated by reference to this EULA; in the event of any inconsistencies between this EULA and any Component Agreement, the terms of this EULA shall control.

5. **TRANSFER—*Internal*.** You may move the Server Software to a different Server. ***Transfer to Third Party*.** The initial user of the Product may make a one-time transfer of the Product to another end user. The transfer has to include all component parts, media, printed materials, this EULA, and if applicable, the Certificate of Authenticity. The transfer may not be an indirect transfer, such as a consignment. Prior to the transfer, the end user receiving the transferred Product must agree to all the EULA terms.

6. **LIMITATION ON REVERSE ENGINEERING, DECOMPILATION, AND DISASSEMBLY.** You may not reverse engineer, decompile, or disassemble the Product, except and only to the extent that it is expressly permitted by applicable law notwithstanding this limitation.

7. **TERMINATION.** Without prejudice to any other rights, POSTILION or Microsoft may cancel this EULA if you do not abide by the terms and conditions of this EULA, in which case you must destroy all copies of the Product and all of its component parts.

8. **CONSENT TO USE OF DATA.** You agree that Microsoft and its affiliates may collect and use technical information you provide as a part of support services related to the Product. Microsoft agrees not to use this information in a form that personally identifies you.

9. **NOT FOR RESALE SOFTWARE.** Product identified as "Not for Resale" or "NFR," may not be resold, transferred or used for any purpose other than demonstration, test or evaluation.

10. **EXPORT RESTRICTIONS.** You acknowledge that Product is subject to U.S. export jurisdiction unless otherwise indicated by Microsoft. You agree to comply with all applicable international and national laws that apply to the Product, including the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments. For additional information, see <http://www.microsoft.com/exporting/>.

11. **U.S. GOVERNMENT SUBSCRIPTION RIGHTS.** All Product provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995 is provided with the commercial License rights and restrictions described elsewhere herein. All Product provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 is provided with "Restricted Rights" as provided for in FAR, 48 CFR 52.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013 (OCT 1988), as applicable.

12. The Product is protected by copyright and other intellectual property laws and treaties. Microsoft or its suppliers own the title, copyright, and other intellectual property rights in the Product. **The Product is Licensed, not sold.**

13. **NOT FAULT TOLERANT.** THE PRODUCT IS NOT FAULT TOLERANT. POSTILION HAS INDEPENDENTLY DETERMINED HOW TO USE THE PRODUCT IN THE INTEGRATED SOFTWARE APPLICATION OR SUITE OF APPLICATIONS THAT IT IS LICENSING TO YOU, AND MICROSOFT HAS RELIED ON POSTILION TO CONDUCT SUFFICIENT TESTING TO DETERMINE THAT THE PRODUCT IS SUITABLE FOR SUCH USE.

14. **NO WARRANTIES BY MICROSOFT.** YOU AGREE THAT IF YOU HAVE RECEIVED ANY WARRANTIES WITH REGARD TO EITHER (A) THE PRODUCT, OR (B) THE SOFTWARE APPLICATION OR SUITE OF APPLICATIONS WITH WHICH YOU ACQUIRED THE PRODUCT, THEN THOSE WARRANTIES ARE PROVIDED SOLELY BY THE POSTILION AND DO NOT ORIGINATE FROM, AND ARE NOT BINDING ON, MICROSOFT.

15. **NO LIABILITY OF MICROSOFT FOR CERTAIN DAMAGES.** TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MICROSOFT SHALL HAVE NO LIABILITY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE PRODUCT OR THE SOFTWARE APPLICATION OR SUITE OF APPLICATIONS WITH WHICH YOU ACQUIRED THE PRODUCT. THIS LIMITATION WILL APPLY EVEN IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE. IN NO EVENT SHALL MICROSOFT BE LIABLE FOR ANY AMOUNT IN EXCESS OF TWO HUNDRED FIFTY U.S. DOLLARS (US$250.00).

16. **INTELLECTUAL PROPERTY CLAIMS.** If you are licensing the Product as part of an on-premises solution and not as part of an integrated software services solution hosted by POSTILION pursuant to a hosting services agreement, the following terms apply in the case of any intellectual property claim asserted against you claiming that the Product infringes a third party intellectual property right: POSTILION will defend you against a claim by an unaffiliated third party that the Product infringes its copyright under the laws of any jurisdiction, and pay the amount of any resulting adverse final judgment (or settlement to which Microsoft has consented). You must notify POSTILION promptly in writing of the claim and give POSTILION and/or Microsoft sole control over its defense or settlement. You agree to provide POSTILION and/or Microsoft with reasonable assistance in defending the claim, and POSTILION will reimburse you for reasonable out of pocket expenses that you incur in providing that assistance. POSTILION will have no obligation hereunder to the extent the claim is based on your, your affiliate's or you end user's (A) copying, distribution or use of any Product after POSTILION notifies you to discontinue copying, distributing or using it due to such a claim; or (B) combining the Product with a non-Microsoft product, program or data; or (C) altering the Product.

Microsoft is a registered trademark of Microsoft Corporation in the United States and/or other countries.

If installing the Runtime versions:

1. Replace Section 1.b with the following:

   b. *Client Software.* You may install and use the Client Software (SQL Server Personal Edition) on any number of internal Devices so long as it is being used only in conjunction with the Server Software and the integrated software turnkey application or suite of applications delivered by or on behalf of POSTILION of the Product (such application or applications referred to as the "Integrated Application") as part of the Integrated Application.

2. Replace Section 1.c with the following:

   c. *SQL Server 2000 Device Access.* Any number of Devices may use or access the services of the Server Software in conjunction with the Integrated Application so long as you have acquired a valid License for each processor running such Server Software. This EULA grants you the right to permit Devices to access or use only the services of the Server Software provided with the Integrated Application.

3. Insert the following additional paragraph in Section 1:

   h. *Runtime-Restricted Use Software.* The Product is "Runtime-Restricted Use" software; as such, the Product may only be used to run the Integrated Application. The Product may not be used either (i) to develop and/or (ii) in conjunction with, new applications, databases or tables other than those contained in the Integrated Application. The foregoing provision, however, does not prohibit you from using a tool to run queries or reports from existing tables, and/or from using a development environment or workbench which is part of the Integrated Application to configure or extend such Integrated Application. Notwithstanding any provision of this EULA, you may only transfer the "Runtime-Restricted Use" Product as part of the Integrated Application, subject to the terms and conditions specified in Section 5 below.

Schedule F – Multi-Factor Authentication

IF YOU SUBSCRIBE TO THE THIRD PARTY AUTHENTICATION PRODUCT THROUGH S1, YOU AGREE TO BE BOUND BY THE FOLLOWING TERMS AND CONDITIONS

A. With respect to the Third-Party Authentication Product, Subscriber agrees to the following:

(i) Subscriber shall not reverse engineer, decompile or disassemble the object code of the Third-Party Authentication Product or otherwise try to determine the source code.

(ii) Subscriber acknowledges and agrees that S1 will retain the services of PassMark Security, Inc., a third party service provider ("PassMark") and that PassMark makes no representations or warranties to Subscriber or Subscriber's customers.

(iii) Subscriber shall assert only against S1 any claims for breach of warranties that are made by S1.

(iv) Subscriber shall not sublicense, sell, rent, lease, lend, transfer, convey, assign, or otherwise dispose of any portion of the Third-Party Authentication Products (provided that if Subscriber is an approved Third-Party Processor it can sublicense the Third-Party Authentication Product in accordance with this Agreement).

(v) Subscriber has no rights, title, or interest, in any portion of the Third-Party Authentication Product, except for its subscription from S1 (or Third-Party Processor, as the case may be).

(vi) Subscriber's hardware, software and Internet connections needed to load and use the Third-Party Authentication Product shall all comply with the Third-Party Authentication Product Documentation; PassMark shall have no responsibility for the performance and adequacy of Subscriber's computer systems and networks.

(vii) Subscriber shall upgrade the Third-Party Authentication Product no less frequently than annually, provided that PassMark releases an upgrade at least as often as annually (if PassMark upgrades the Third-Party Authentication Product less frequently than annually, Subscriber must upgrade within one year after each upgrade release).

(viii) The authenticating image generated by the Third-Party Authentication Product shall be referred to in all materials used by Subscriber as a "PassMark™". Whenever an authenticating PassMark image is shown, that web page, email or other communication will be accompanied by the language "Protected by the PassMark Authentication System"; provided, however, that if S1 and PassMark agree to a different presentation, such as a frame around the image bearing the language "PassMark", then Subscriber shall use such different presentation (or other presentation subject to PassMark's consent).

(ix) Subscriber shall provide to PassMark daily scrubbed data activity logs and truth data logs containing only non-sensitive data, which PassMark will review in order to provide improved forensic analysis for the Third-Party Authentication Product.

(x) Subscriber shall enable and provide continuous operation of billing activity functionality to enable S1 to receive daily User counts for the S1 Products (must keep such functionality enabled).

(xi) Subscriber agrees to leave "data forensics" in the "ON" position in accordance with the Documentation to ensure that the Reports are generated.

(xii) Subscriber agrees to protect PassMark Confidential Information (including without limitation its software) in accordance with the Confidentiality provisions of the Agreement.

(xiii) S1 grants to Subscriber a limited, nontransferable, nonexclusive sublicense to use the Third-Party Authentication Product subject to the terms and conditions of the Agreement, which is subject to the continuation of the agreement between PassMark and S1.

B. With respect to the database service included in the Third-Party Authentication Product that provides the geographic information and other data associated with specific Internet protocol addresses ("Geo Service"), Subscriber agrees to the following:

(i) Subscriber may use the Geo Service only for internal business purposes; its use is non-transferable, and non-exclusive. Data derived from the Geo Service ("Information") must be compiled and handled in such a way as to ensure that the geographic information and any other Information relating to the specific Internet protocol address or network cannot be determined, obtained or derived there from.

(ii) Subscriber may use the Geo Service solely to:

a. Install, access and use the Geo Service in accordance with any documentation provided for the purpose of accessing the Geo Service and determining the Information;
b. Use the Information internally for network management purposes;

c. Use the Information to obtain market services, tools and reports based on the Information and use the services, tools and reports for decision-making, analysis and similar purposes in connection with the Subscriber's services.

(iii) Subscriber may not use the Geo Service and the Information in any other way, including the following:

a. Modify, adapt, , translate, or transform, of the Geo Service or any Information;
b. Publicly perform or display, digitally perform or display, upload or post the Geo Service or the Information in any way or transmit, broadcast or otherwise transfer the Geo Service or the Information to any other party except as required for Subscriber's channel partners to support deployments to Subscribers;
c. Rent, sell, lease, or loan the Geo Service or the Information to, or allow access by, any third party for any purpose other than to provide the Third-Party Authentication Product to multiple institutions, or use the Geo Service or the Information for any service bureau use other than to provide the Third-Party Authentication Product in an application service provider offering;
d. Use the Geo Service or the Information to compete with Quova Inc.
e. Archive, cache or systematically download the Information or any components or portions thereof, or store or accumulate the Information in any manner, temporarily or otherwise, including as part of any cookie or other data segment or profile associated with an individual user, except as necessary to utilize the Geo Service or Information within the Third-Party Authentication Product; or
f. Subscriber disclaims, to the extent permitted by applicable law, Quova Inc.'s liability for any damages, whether direct, indirect, incidental or consequential resulting from Subscriber's use of the Geo Service.

C. Junit, version2.x licensed under the Common Public License:

With respect to the above software, PassMark on behalf of itself and all "Contributors" to the above software pursuant to the Common Public License disclaims all warranties and conditions, express and implied, including warranties or conditions of title and non-infringement, and implied warranties or conditions of merchantability and fitness for a particular purpose; and excludes all liability for damages, including direct, indirect, special, incidental and consequential damages, such as lost profits. All provisions under Subscriber's subscription agreement that conflict with the terms set forth in the Common Public License are offered by PassMark alone and not by any other party. Source code for Junit, is available from PassMark, and is otherwise obtainable from sourceforge.net.

NOTE: Additional terms may be added or removed from time to time upon notice, based on requirements of PassMark's licensors.